Exhibit 99.5

Stardust Power to Ring the Nasdaq Stock Market Opening Bell

● Stardust Power trading on Nasdaq under the ticker symbol “SDST”

Greenwich, Conn. – July 9, 2024 – Stardust Power Inc. (“Stardust Power” or the “Company”) (Nasdaq: SDST), a development stage American manufacturer of battery-grade lithium products, today announced that Founder and CEO Roshan Pujari and other members of the Stardust Power management team will ring the opening bell of the Nasdaq Global Market (“Nasdaq”) on July 11, 2024, to commemorate Stardust Power’s public listing, which follows its recently completed business combination (the “Business Combination”) with Global Partner Acquisition Corp II (“GPAC II”). Stardust Power’s shares of Class A common stock and public warrants began trading on the Nasdaq exchange on July 9, 2024, under the ticker symbol “SDST” and “SDSTW,” respectively.

“This opening bell ceremony marks an important moment for Stardust Power’s team as we continue our mission to become a leading U.S. producer of battery-grade lithium,” said Roshan Pujari, Founder and CEO of Stardust Power. “I’d like to thank our team, partners and stakeholders for helping us get to this point, and welcome new investors who are excited by our future plans for strategic expansion as a public company.”

Unprecedented demand for lithium is being driven by more than a 20-fold increase in use of electric vehicles.1 United States lithium supply currently relies almost entirely on imports.2 As consumer demand and policy initiatives are transforming energy and transportation, there is a potential need to galvanize new capacity by 2030.3 Stardust Power intends to lead the charge in America’s energy future, contributing to U.S. energy leadership by manufacturing battery-grade lithium products and developing an integrated domestic lithium supply designed for advanced energy storage systems and the electric vehicle industry.

Mr. Pujari continued: “Bolstering domestic lithium production is a critical national security priority for the United States, and we are aligned with the government to meet this demand and help our country achieve lithium independence. Already, we are expected to be eligible for up to $257 million in state incentives for our strategically central 66-acre facility build-out in Oklahoma, and there are many federal incentive programs Stardust Power may be eligible for under the Department of Energy and the Department of Defense. Together with our public and private partners, we anticipate making significant contributions to U.S. energy leadership.”

The live ceremony will begin at 9:30 AM Eastern Time from the Nasdaq MarketSite in New York City, and it can be viewed at: https://www.nasdaq.com/marketsite/bell-ringing-ceremony.

References:

1.	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
2.	US Dept. Of Energy, National Blueprint for Lithium Batteries 2021-2030, June 2021.
3.	McKinsey & Company, Lithium Mining: How New Production Technologies Could Fuel the Global EV Revolution, April 12th, 2022.

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About Stardust Power

Stardust Power is a developer of battery-grade lithium products designed to supply the electric vehicle (EV) industry and help secure America’s leadership in the energy transition. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 tonnes per annum of battery-grade lithium. Committed to sustainability at each point in the process, the Company expects to enjoy a diversified supply of lithium from American brine sources. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts:

For Investors:

William Tates

Investor.Relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Stardust Power to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Stardust Power; risks related to the price of Stardust Power’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Stardust Power from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Stardust Power. Stardust Power expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Stardust Power with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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